SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - July 9, 2012
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 OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 201 E. Fourth Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Omnicare, Inc. (the “Company”) announced that that it has entered into an agreement to acquire the institutional pharmacy business of Five Star Quality Care, Inc. for $30.7 million plus the value of inventory and certain prepaid expenses at closing. Five Star's institutional pharmacy business consists of eight licensed pharmacies operating in 13 states that serve communities totaling approximately 16,000 licensed beds. The completion of this transaction is subject to various customary closing conditions, including licensing approvals. Omnicare anticipates the transaction will be completed prior to the end of 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  July 9, 2012